UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2008
THE CHUBB CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey	07061-1615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 903-2000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index to Current Report on Form 8-K filed December 10, 2008
The Chubb Corporation By-Laws as Amended and Restated December 4, 2008
EX-3.1: BY-LAWS AS AMENDED AND RESTATED

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
(a)	On December 4, 2008, the Board of Directors of The Chubb Corporation (Chubb) adopted amendments to Chubb’s By-Laws. The amendments relate to certain provisions of Article I of the By-Laws as follows:
•	Amendments to Sections 2 and 4 clarify that the business conducted at a meeting of Chubb’s shareholders must be specified in the notice of meeting as required under New Jersey law.

•	Amendments to Section 10: (i) clarify that the advance notice provisions contained in the By-Laws govern both the nomination of directors and other business to be conducted at a meeting of shareholders and are the exclusive means for a shareholder to bring a director nomination or other business before the meeting other than as permitted by Section 14 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder; (ii) expand the requirements that a shareholder must satisfy to propose a director nominee or other business under Article I, Section 10 of the By-Laws for consideration at a meeting of shareholders, including the shareholder’s disclosure of its full economic interest in Chubb (including derivative, hedge and similar positions) and, in the case of a director nomination, biographical and other information regarding the director nominee; and (iii) require that the shareholder (or a duly appointed representative) attend the meeting of shareholders at which the director nomination or other business will be considered.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
3.1	The Chubb Corporation By-Laws as Amended and Restated December 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: December 10, 2008	By:	/s/ W. Andrew Macan
		Name:	W. Andrew Macan
		Title:	Vice President and Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
FILED DECEMBER 10, 2008

Exhibit No.	Description

3.1	The Chubb Corporation By-Laws as Amended and Restated December 4, 2008